                                  EXHIBIT 99.22

EQUITY ONE MORTGAGE 04-5 - ATLANTIC ASSET MANAGEMENT CLASS M-2

Balance         $33,210,000.00            Delay                 24
Coupon          5.68                      Dated                 11/1/2004
Settle          11/24/2004                First Payment         12/25/2004

                        Price = 100           3 CDR      4 CDR      5 CDR      6 CDR      7 CDR      8 CDR      9 CDR
-----------------------------------        --------   --------   --------   --------   --------   --------   --------
                             14 CPR
                Principal Writedown            0.00%      0.00%      0.00%      0.00%      0.00%     33.31%     67.19%
Total Collat Loss (Collat Maturity)            7.71%      9.84%     11.78%     13.58%     15.23%     16.75%     18.17%
                             16 CPR
                Principal Writedown            0.00%      0.00%      0.00%      0.00%      0.00%     23.41%     54.78%
Total Collat Loss (Collat Maturity)            6.93%      8.88%     10.68%     12.35%     13.91%     15.35%     16.70%
                             18 CPR
                Principal Writedown            0.00%      0.00%      0.00%      0.00%      0.00%     14.99%     44.08%
Total Collat Loss (Collat Maturity)            6.27%      8.07%      9.74%     11.31%     12.77%     14.14%     15.42%
                             20 CPR
                Principal Writedown            0.00%      0.00%      0.00%      0.00%      0.00%      7.60%     34.73%
Total Collat Loss (Collat Maturity)            5.72%      7.38%      8.94%     10.40%     11.78%     13.07%     14.30%
                             22 CPR
                Principal Writedown            0.00%      0.00%      0.00%      0.00%      0.00%      1.18%     26.48%
Total Collat Loss (Collat Maturity)            5.24%      6.78%      8.23%      9.61%     10.91%     12.14%     13.31%
                             24 CPR
                Principal Writedown            0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     19.10%
Total Collat Loss (Collat Maturity)            4.82%      6.26%      7.62%      8.91%     10.14%     11.31%     12.42%
                             26 CPR
                Principal Writedown            0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     12.51%
Total Collat Loss (Collat Maturity)            4.46%      5.80%      7.08%      8.29%      9.46%     10.57%     11.63%

                            Default
                      Loss Severity              50%        50%        50%        50%        50%        50%        50%
                  Servicer Advances             100%       100%       100%       100%       100%       100%       100%
                    Liquidation Lag              12         12         12         12         12         12         12
                Optional Redemption        Call (N)   Call (N)   Call (N)   Call (N)   Call (N)   Call (N)   Call (N)